Exhibit 4.5.1

FIFTH SUPPLEMENTAL INDENTURE

(1998 Indenture)

FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), effective as of September 30, 2004, between Varco International, Inc., a Delaware corporation (the “Company”), the Guarantors named therein and The Bank of New York Trust Company, N.A., as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, reference is made to that certain Indenture dated as of February 25, 1998, as previously supplemented (the “Indenture”), between the Company, as issuer, the Guarantors named therein, as guarantors, and The Bank of New York, as trustee, related to the Company’s issuance and sale of an aggregate principal amount of $100,000,000 of 7 ½% Senior Notes due 2008 (the “Notes”);

WHEREAS, Section 9.06 of the Indenture provides for a Release of Guarantee upon notice to the Trustee in the event that any Guarantor shall no longer be a guarantor of any Funded Indebtedness of the Company, so long as no Default or Event of Default shall have occurred or be continuing;

WHEREAS, on September 30, 2004, each Guarantor was released from its guarantee under the Credit Agreement dated as of June 30, 2004 by and among the Company, Wells Fargo Bank, National Association, Bank One, NA, Comerica Bank, Credit Suisse First Boston and the banks named therein;

WHEREAS, upon the effectiveness of this Supplemental Indenture, none of the Guarantors will be a guarantor of or co-obligor on any Funded Indebtedness of the Company;

WHEREAS, The Bank of New York has consolidated its various affiliates into one entity, The Bank of New York Trust Company, N.A., and as a result, as authorized by Section 6.08 of the Indenture, The Bank of New York resigns upon the effectiveness of this Supplemental Indenture and appoints The Bank of New York Trust Company, N.A., as Trustee;

WHEREAS, The Bank of New York Trust Company, N.A. assumes all of the obligations and duties of the Trustee under the Indenture;

WHEREAS, the Company and the Trustee desire to supplement the Indenture to release the Guarantors from their respective obligations under the Guarantees; and

WHEREAS, Section 8.01(4) of the Indenture allows for the amendment or supplement thereto, without the consent of any Holder with respect to the release of any Guarantor from its Guarantee in accordance with Section 9.06 of the Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee mutually covenant and agree as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

2. Trustee. The name and title of the Trustee is The Bank of New York Trust Company, N.A., and it shall have all the rights, powers, duties and obligations of the trustee under the Indenture.

3. Release of Guarantors. As of the date hereof, the Guarantors are Varco I/P, Inc, Tubo-FGS, LLC, Tuboscope (Holding U.S.) Inc, Fiber Glass Systems Holdings, LLC, Fiber Glass Systems, LP, Varco, LP, Tuboscope Pipeline Services Inc., Environmental Procedures Inc., TVI Holdings, L.L.C., Varco US Holdings, Inc., Advanced Wirecloth, Inc., and Tulsa Equipment Manufacturing Company. Each of the Guarantors is hereby fully and unconditionally released from its Guarantees under the Notes and the Indenture pursuant to the satisfaction of the criteria set forth in Section 9.06 of the Indenture and in accordance with Section 8.01(4) of the Indenture, and shall have no obligations or liabilities under the Notes or Indentures after the date hereof.

4. New York Law To Govern. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Varco International, Inc., a Delaware corporation

By:	/s/ JAMES F. MARONEY, III
Name:	James F. Maroney, III
Title:	Vice President

Varco I/P, Inc, as Guarantor

By:	/s/ JAMES F. MARONEY, III
Name:	James F. Maroney, III
Title:	Vice President

Tubo-FGS, LLC, as Guarantor

By:	/s/ JAMES F. MARONEY, III
Name:	James F. Maroney, III
Title:	Manager

Tuboscope (Holding U.S.) Inc, as Guarantor

By:	/s/ JAMES F. MARONEY, III
Name:	James F. Maroney, III
Title:	Vice President

Fiber Glass Systems Holdings, LLC, as Guarantor

By:	/s/ JAMES F. MARONEY, III
Name:	James F. Maroney, III
Title:	Manager

Fiber Glass Systems, LP, as Guarantor

By:	/s/ JAMES F. MARONEY, III
Name:	James F. Maroney, III
Title:	Vice President

Varco, LP, as Guarantor

By:	/s/ JAMES F. MARONEY, III
Name:	James F. Maroney, III
Title:	Vice President

Tuboscope Pipeline Services Inc., as Guarantor

By:	/s/ JAMES F. MARONEY, III
Name:	James F. Maroney, III
Title:	Vice President

Environmental Procedures Inc., as Guarantor

By:	/s/ JAMES F. MARONEY, III
Name:	James F. Maroney, III
Title:	Vice President

TVI Holdings, L.L.C., as Guarantor

By:	/s/ JAMES F. MARONEY, III
Name:	James F. Maroney, III
Title:	Manager

Varco US Holdings, Inc., as Guarantor

By:	/s/ JAMES F. MARONEY, III
Name:	James F. Maroney, III
Title:	Vice President

Advanced Wirecloth, Inc., as Guarantor

By:	/s/ JAMES F. MARONEY, III
Name:	James F. Maroney, III
Title:	Vice President

Tulsa Equipment Manufacturing Company, as Guarantor

By:	/s/ JAMES F. MARONEY, III
Name:	James F. Maroney, III
Title:	Vice President

The Bank of New York Trust Company, N.A., as Trustee

By:	/s/ MICHAEL G. RUPPEL
Name:	Michael G. Ruppel
Title:	Vice President